     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1998
                                                      Registration No. 333-02893
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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                   -------------
                                   POST EFFECTIVE
                                  AMENDMENT NO. 5
                                         TO
                                      FORM S-2

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                   -------------
                              RICHEY ELECTRONICS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               33-0594451
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                  7441 LINCOLN WAY
                           GARDEN GROVE, CALIFORNIA 92642
                                   (714) 898-8288
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -------------
                          WILLIAM C. CACCIATORE, PRESIDENT
                              RICHEY ELECTRONICS, INC.
                                  7441 LINCOLN WAY
                           GARDEN GROVE, CALIFORNIA 92642
                                   (714) 898-8288
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                                   -------------
                            COPIES OF COMMUNICATIONS TO:
                                  ROBERT M. SMITH
                                DEWEY BALLANTINE LLP
                               333 SOUTH HOPE STREET
                           LOS ANGELES, CALIFORNIA 90071
                                   (213) 626-3399
                                   -------------

                                   DEREGISTRATION

                                   -------------


     This Post-Effective Amendment to the Registration Statement relates to the resale by the holders thereof of $55,755,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2006 (the "Notes") of Richey Electronics, Inc., a Delaware corporation (the "Company") and 3,947,256 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Conversion Shares"). None of the Notes have been converted into Common Stock of the Company. The Registration Statement is hereby amended to deregister any Notes remaining unsold under the Registration Statement and all of the Conversion Shares.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on the 27th day of April, 1998.

                                   RICHEY ELECTRONICS, INC.


                                   By: /s/ Richard N. Berger
                                      -------------------------------------
                                      Richard N. Berger
                                      Vice President, Chief Financial
                                      Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURES                      TITLE                     DATE
 ------------------------------  -----------------------   --------------------

    /s/ WILLIAM C. CACCIATORE*    Chairman of the Board,        April 27, 1998
 ------------------------------      President, Chief
      William C. Cacciatore         Executive Officer
                                   (Principal Executive
                                        Officer)


      /s/ RICHARD N. BERGER       Vice President, Chief         April 27, 1998
 ------------------------------   Financial Officer and
        Richard N. Berger          Secretary (Principal
                                      Financial and
                                    Accounting Officer)


      /s/ GREG A. ROSENBAUM*             Director               April 27, 1998
 ------------------------------
        Greg A. Rosenbaum


     /s/ NORBERT W. ST. JOHN*            Director               April 27, 1998
 ------------------------------
       Norbert W. St. John



     /s/ DONALD I. ZIMMERMAN*            Director               April 27, 1998
 ------------------------------
       Donald I. Zimmerman


*By: /s/ RICHARD N. BERGER
     --------------------------
     Richard N. Berger
     Attorney-in-fact